Exhibit 10.3

 INCENTIVE STOCK OPTION AGREEMENT

INSPIREMD, INC.

2013 LONG-TERM INCENTIVE PLAN

1.             Grant of Option. Pursuant to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) for key Employees, key Contractors, and Outside Directors of InspireMD, Inc., a Delaware corporation (the “Company”), the Company grants to

_____James J. Barry PhD_____

(the “Participant”)

who is an Employee of the Company, an option (the “Option” or “Stock Option”) to purchase a total of one hundred fourteen thousand nine hundred forty-two (114,942) full shares of Common Stock of the Company (the “Optioned Shares”) at an “Option Price” equal to $2.61 per share (being the Fair Market Value per share of the Common Stock on the Date of Grant or 110% of such Fair Market Value, in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the Code), in the amounts, during the periods and upon the terms and conditions set forth in this Incentive Stock Option Agreement (this “Agreement”).

The “Date of Grant” of this Stock Option is July 14, 2014. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant (or the date immediately preceding the fifth (5th) anniversary of the Date of Grant, in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the Code) unless terminated earlier in accordance with Section 4 below. The Stock Option is intended to be an Incentive Stock Option.

2.             Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.             Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows:

a.           Over a three (3)-year vesting period commencing on the Date of Grant:

i.            One third (1/3) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the first anniversary of the Date of Grant, provided the Participant has continuously been employed by the Company through that date.

ii.         An additional one third (1/3) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the second anniversary of the Date of Grant, provided the Participant has continuously been employed by the Company through that date.

iii.         The remaining one third (1/3) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the third anniversary of the Date of Grant, provided the Participant has continuously been employed by the Company through that date.

b.           Notwithstanding the foregoing and subject to Section 3(c) below, upon (A) the Participant’s death, or (B) the Termination Date (as defined below) if the Participant’s termination of employment is due to (1) his Disability (as defined below), (2) a termination by the Company without Cause (as defined below), or (3) a termination by the Participant for Good Reason (as defined below), fifty percent (50%) of the total Optioned Shares not previously vested shall thereupon immediately become fully vested and exercisable

c.           Notwithstanding the foregoing, in the event that a Change in Control (as defined below) occurs and during the Change in Control Period (as defined below) (A) the Participant terminates his employment for Good Reason, or (B) the Company terminates the Participant’s employment without Cause, then upon the Termination Date, one hundred percent (100%) of the total Optioned Shares not previously vested shall thereupon immediately become fully vested and exercisable.

d.           For purposes of this Agreement, the following terms shall have the meanings set forth below:

i.            “Cause” shall have the meaning set forth in the Employment Agreement, by and between the Company and the Participant, entered into and effective as of July 14, 2014 (the “Employment Agreement”).

ii.         “Change in Control” shall have the meaning set forth in the Employment Agreement.

iii.         “Change in Control Period” shall have the meaning set forth in the Employment Agreement.

iv.         “Disability” shall have the meaning set forth in the Employment Agreement.

v.           “Good Reason” shall have the meaning set forth in the Employment Agreement.

vi.         “Termination Date” shall mean the date of the Participant’s termination of employment with the Company.

4.             Term; Forfeiture.

a.           Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the Participant’s Termination Date, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

i.            5 p.m. on the date the Option Period terminates;

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ii.         5 p.m. on the date which is eighteen (18) months following the date of the Participant’s Termination of Service due to (A) death, (B) Disability, (C) termination by the Participant for Good Reason, or (D) termination by the Company without Cause;

iii.         immediately upon the Participant’s Termination of Service by the Company for Cause;

iv.         5 p.m. on the date which is thirty (30) days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4.a.; and

v.           5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

b.           Notwithstanding anything herein to the contrary, if the Participant is terminated for Cause, then all Optioned Shares (including vested Optioned Shares), whether exercisable or not on the date that the Company delivers to the Participant a termination notice, shall expire and may not be exercised, and the shares of stock covered by the Stock Options shall revert to the Plan.

5.             Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant’s Termination of Service is due to his death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and Applicable Laws, rules, and regulations.

6.             No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7.             Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon, and whether the Optioned Shares to be exercised will be considered as deemed granted under an Incentive Stock Option as provided in Section 11. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company; (b) if the Company, in its sole discretion, so consents in writing, Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date; (c) if the Company, in its sole discretion, so consents in writing, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

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Upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his death) promptly after the Exercise Date, unless the Participant, or such other person, requests, in writing, delivery of the certificates for the Common Stock, as provided in Section 8.3(c) of the Plan and in accordance with the procedures established by the Committee. The obligation of the Company to register or deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Participant.

8.             Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9.             Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Participant, or the registration of such shares in the Participant’s name, for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Participant, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

10.           Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 11 – 13 of the Plan.

11.           Incentive Stock Option. Subject to the provisions of the Plan, the Stock Option is intended to be an Incentive Stock Option. To the extent the number of Optioned Shares exceeds the limit set forth in Section 6.3 of the Plan, such Optioned Shares shall be deemed granted pursuant to a Nonqualified Stock Option. Unless otherwise indicated by the Participant in the notice of exercise pursuant to Section 7, upon any exercise of this Stock Option, the number of exercised Optioned Shares that shall be deemed to be exercised pursuant to an Incentive Stock Option shall equal the total number of Optioned Shares so exercised multiplied by a fraction, (i) the numerator of which is the number of unexercised Optioned Shares that could then be exercised pursuant to an Incentive Stock Option, and (ii) the denominator of which is the then total number of unexercised Optioned Shares.

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12.           Disqualifying Disposition. In the event that Common Stock acquired upon exercise of this Stock Option is disposed of by the Participant in a “Disqualifying Disposition,” such Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, “Disqualifying Disposition” shall mean a disposition of Common Stock that is acquired upon the exercise of this Stock Option (and that is not deemed granted pursuant to a Nonqualified Stock Option under Section 11) prior to the expiration of either two (2) years from the Date of Grant of this Stock Option or one (1) year from the transfer of shares to the Participant pursuant to the exercise of the Stock Option.

13.           Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

14.           Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

15.           Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

16.           Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17.           No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or to interfere with or restrict in any way the right of the Company to discharge the Participant at any time.

18.           Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19.           Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

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20.           Entire Agreement. This Agreement together with the Plan and the Employment Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

21.           Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22.           Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

23.           Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24.           Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25.           Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.             Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

800 Boylston Street, 16th Floor

Boston, MA 02199

Attn: Craig Shore

b.             Notice to the Participant shall be addressed and delivered as set forth on the signature page.

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26.           Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the registration or delivery of any certificate representing shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

THE COMPANY:

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

THE PARTICIPANT:

/s/ James J. Barry, Ph.D.
Signature

Name: James J. Barry, Ph.D.
Address:

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